AMENDMENT NO. 2 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                  Advisor Class

         THIS AMENDMENT NO. 2 TO MASTER DISTRIBUTION AND SHAREHOLDER SERVICES PLAN is made as of the 30th day of September, 1997, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and Shareholder Services Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Master Distribution and Shareholder Services Plan dated September 3, 1996, amended June 13, 1997 (the "Plan"); and

         WHEREAS, American Century Mutual Funds, Inc., has added a series, the American Century - Benham High-Yield Fund (the "Fund"), for which the Fund's board has established an Advisor Class of shares; and

         WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the Fund.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. American Century Mutual Funds, Inc. hereby adopts the Plan on behalf of the Fund, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

         2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Shareholder Services Plan, as amended by Amendment No. 1 and this Amendment No. 2.

         4. In the event of a conflict between the terms of this Amendment No.2 and the Plan, it is the intention of the parties that the terms of this Amendment No. 2 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 2, the parties hereby confirm and ratify the Plan.

         5. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

                         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                         AMERICAN CENTURY MUTUAL FUNDS, INC.
                         AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.


                         BY: /s/ William M. Lyons
                                 William M. Lyons
                                 Executive Vice President of each of the Issuers

                                   SCHEDULE A

                      Series Offering Advisor Class Shares

Fund                                                                                  Date Plan Adopted
----                                                                                  -----------------
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
0     American Century Equity Income Fund                                             September 3, 1996
0     American Century Value Fund                                                     September 3, 1996
0     American  Century Real Estate Fund                                              June 13, 1997

AMERICAN CENTURY MUTUAL FUNDS, INC.
0     American Century Balanced Fund                                                  September 3, 1996
0     Benham Cash Reserve Fund                                                        September 3, 1996
0     Twentieth Century Growth Fund                                                   September 3, 1996
0     Twentieth Century Heritage Fund                                                 September 3, 1996
0     Benham Intermediate-Term Bond Fund                                              September 3, 1996
0     Benham Limited-Term Bond Fund                                                   September 3, 1996
0     Benham Bond Fund                                                                September 3, 1996
0     Twentieth Century Select Fund                                                   September 3, 1996
0     Twentieth Century Ultra Fund                                                    September 3, 1996
0     Twentieth Century Vista Fund                                                    September 3, 1996
0     Benham High-Yield Fund                                                          September 20, 1997

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
0     American Century Strategic Allocation: Aggressive                               September 3, 1996
0     American Century Strategic Allocation: Conservative                             September 3, 1996
0     American Century Strategic Allocation: Moderate                                 September 3, 1996

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
      Twentieth Century International Growth Fund                                     September 3, 1996
      Twentieth Century International Discovery Fund                                  September 3, 1996
      Twentieth Century Emerging Markets Fund                                         September 3, 1996